Exhibit 99.2

October 26, 2004

E-MAIL DELIVERY

Mr. John H.F. Haskell, Jr.
Mr. M. Paul Kelly
Members of the Special Committee
   of the Board of Directors
Security Capital Corporation
Eight Greenwich Office Park, Third Floor
Greenwich, Connecticut  06831

Gentlemen:

On behalf of myself, Jonathan R. Wagner, Richard T. Kurth and certain other members of the senior management team of CompManagement, Inc., along with our equity partners, please accept this letter as our revised offer to acquire all of the outstanding capital stock of Security Capital Corporation at a price of $10.85 per share.  Our offer remains subject to the other terms and conditions set forth in my letter to the Special Committee dated September 8, 2004.  As you are aware, we continue to work expeditiously with respect to completing our due diligence and receiving our financing commitments.  We are excited about, and committed to, completing our acquisition of Security Capital.

If you have any questions regarding this matter, please feel free to contact me at (614) 760-2400.

Sincerely,

/s/ Robert J. Bossart

Robert J. Bossart